Exhibit 23.2

Consent of Independent Auditor

Minerva Surgical, Inc.

Santa Clara, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 22, 2021, relating to the abbreviated financial statements of the Intrauterine Health products business of Boston Scientific Corporation which is included in Minerva Surgical, Inc.’s Registration Statement on Form S-1 (No. 333-259832), as amended.

/s/ BDO USA, LLP

San Jose, California

October 25, 2021